Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 1999 relating to the financial statements and financial statement schedules, which appears in IGI, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
May 26, 1999